                                                                      Exhibit 12



                             SOUTHWEST AIRLINES CO.
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                ($ in millions)



                                                             Year Ended December 31,
                                                 --------------------------------------------------

                                                  1996       1995       1994       1993       1992
                                                 ------     ------     ------     ------     ------

Earnings
    Income before income taxes and
       cumulative effect of accounting
       changes                                   $341.4     $305.1     $299.5     $259.6     $157.4
    Add:  Fixed charges                           184.1      169.1      141.6      132.1      113.8
    Less: Interest capitalized                     22.3       31.4       26.3       17.8       15.4
                                                 ------     ------     ------     ------     ------
       Total                                     $503.2     $442.8     $414.8     $373.9     $255.8
                                                 ======     ======     ======     ======     ======

Fixed charges
    Interest expense                              $37.0      $27.4      $27.1      $40.7     $ 43.7
    Add: Interest capitalized                      22.3       31.4       26.3       17.8       15.4
                                                 ------     ------     ------     ------     ------
    Gross interest expense                         59.3       58.8       53.4       58.5       59.1
    Add: Interest factor of operating
       lease expense                              124.8      110.3       88.2       73.6       54.7
                                                 ------     ------     ------     ------     ------
       Total                                     $184.1     $169.1     $141.6     $132.1     $113.8
                                                 ======     ======     ======    =======     ======

Ratio of earnings to fixed charges                 2.73       2.62       2.93       2.83       2.25
                                                 ======     ======     ======     ======     ======